EXHIBIT 99.1

Set Up For Strong Growth, Nanophase Reports Second Consecutive Year of Record Financial Results for 2021 as Solésence Continues to Lead and Personal Care Ingredients Category Thrives

— Another record year with 70% YOY growth
— Delivered $29 Million in full year revenue
— In Beauty Science markets, Solésence revenue is up 170% YOY while Active Pharmaceutical Ingredients (API) sales are up 40%
— Acquired new facility space to support strategic growth and improve operational effectiveness
— Closed on January 2022 financing to double borrowing capacity

ROMEOVILLE, Ill., March 31, 2022 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

“We continue to embrace our growth strategy — which emphasizes beauty science markets that deliver skin health products to sun care, skin care and cosmetics markets — and we have seen broad and growing market acceptance and adoption of both our Solésence products and our Active Pharmaceutical Ingredients (‘APIs’),” said Jess Jankowski, Chief Executive Officer. “Solésence revenue is up 170% YOY and API sales are up 40%. Overall, we are pleased to see our strategy come to life as our Company experiences dynamic growth.”

“After delivering more than $29M in revenue during 2021, we still have more than $33M in shipped and open purchase orders for 2022, with Solésence supporting 39 new product launches and 13 new brand partners already in the new year. We expect our first quarter 2022 revenue to be well above $7M, with more orders coming in regularly,” Jankowski added. “While we continue to press forward with our growth plans, our near-term priority is to ready our infrastructure to handle a multiple of our current volume to meet existing and future demand, and this includes expanding our teams across supply chain, manufacturing, brand partnerships and customer success to ensure that we achieve operational excellence that is equal to what we believe are our technical and commercial excellence.”

Kevin Cureton, Chief Operating Officer, commented: “Through the last two years, the emphasis in our business has been to create dynamic growth in order to establish a leadership position in the market — a position that would serve as our foundation when we began to expand our focus to include operational excellence and profit improvement. However, during Q4, our growth rate exceeded even our expectations — and this coincided with challenges that we and other manufacturers faced related to poor labor availability, unreliable materials and packaging supply, and the impact of the Omicron wave on the health and availability of our teammates. This combination of challenges weakened our ability to achieve the level of profitability we previously expected for that quarter. Still, due to our focus on service, our Company has retained over 90% of our existing clients while more than doubling the book of business we have on hand now as compared to the book of business we had at this time in 2021.

“Going forward, both to sustain our dynamic growth and to improve operational effectiveness, the Company has made significant investments in expanding both its leadership teams and its operational management staff. As we recently announced, we have already made headway in this area with the hiring of two newly-created leadership roles to support client growth, as well as the addition of over two dozen team members across manufacturing and supply chain. We have also expanded our capacity with a new facility that will more than triple our previous floor space, providing 260,000 square feet of manufacturing, laboratory and office space, and we have made multi-million-dollar investments in new equipment.”

Jankowski further added: “Our growth to date has been funded through a relatively modest capital base, which necessarily forced us to delay some margin improvement decisions while we pursued growth. As announced previously, we have enhanced our financing capacity to continue to support our growing working capital needs, and will continue to pursue other opportunities to further optimize our capital allocation.

“Kevin and I remain committed and energized as we enter the next stage of what we believe is the building of long-term, sustainable value. While growth is always an important priority, our current focus is on underpinning this growth with the financial and organizational strength we did not have over the past two years when we began this journey. With both the accomplishments and the challenges of 2021 now in our rear-view mirror, we believe that we are well situated for 2022, and we look forward to an exciting year for the Company.”

Fourth Quarter and Full Year 2021 Financial Highlights

· Revenue for the fourth quarter was $7.4 million, vs. $4.9 million for the same period in 2020, a 50+% increase.

· Revenue for the full year was $29.5 million vs. $17.1 million for the same period in 2020, a 70% increase.

For the full year of 2021:

  Solésence revenue was $18.2 million, up 170% from $6.7 million in 2020.

  Personal Care Ingredients revenue was $7.7 million, up 40% from $5.5 million in 2020.

  Advanced Materials revenue was $3.6 million, down 27% from $4.9 million in 2020.

    This was driven by a decrease in sales of medical diagnostics materials, accounting for $2.3 million, or 63% of the total segment.

· Net loss for the quarter was $0.4 million in 2021, or $0.01 per share, compared to a net income of $0.2 million, or $0.01 per share, for 2020.

· Net income for the full year 2021 was $2.3 million, or $0.05 per share, compared to net income of $1 million, or $0.03 per share, for 2020.

Operational Highlights

1. Over 250 SKUs launched to-date with Solésence

Our patented Active Stress Defense™ technology platform, which is offered exclusively through Solésence, has expanded to include three patented or patent-pending technologies — Original Active Stress Defense™, Kleair™ and Bloom™ — each of which offers a distinct market advantage in terms of performance, aesthetics, and/or “clean” positioning in UV and environmental protection, with flexible formulas that allow for adoption by a range of brands with different market positions. To date, through Solésence, we have created and sold more than 250 SKUs of fully formulated finished cosmetics products in markets focused on skin health, with the majority in prestige beauty. Solésence brand partners have seen great success with new launches in 2021 as well as on reorders from launches in prior years.

2. Received TGA GMP Site Clearance for Australia

Solésence, through Nanophase as its parent company, was granted TGA GMP site clearance by Australia’s Therapeutic Goods Administration (“TGA”) for the full finished product manufacture of creams, lotions, sprays, sticks and all topical sunscreen forms in early 2022. TGA site clearance is required for brands to market Solésence-made products as primary sunscreens in Australia, where the retail market size for sun care is estimated to be around $120 million (USD).

3. Lease of New Facility

In Q4 2021, we leased a third facility, also in the Chicago area, to be built out for additional manufacturing and warehouse space in 2022 in response to growing demand. The new production facility is 260,000 square feet, a significant increase in space from our three current facilities, which, when combined, amount to 76,000 square feet. Over time, we expect this new facility to have similar capabilities and registrations to those of our current manufacturing facilities.

Conference Call
Nanophase will host its Fourth Quarter and Year End 2021 conference call on Tuesday, April 5, 2022, at 10:00 a.m. CDT, 11:00 a.m. EDT to discuss its financial results and provide a business and financial update.

Live audio webcast/conference call:
Webcast: https://edge.media-server.com/mmc/p/gagf2mfp
U.S. Dial-In Number: 877-312-8776
International Dial-In Number: 408-774-4007
The conference ID is 5876130.

Please connect to the website or dial in to the conference call 15 minutes prior to the start of the call to avoid connection delays. If a participant will be listen-only, they are encouraged to listen via the webcast on Nanophase’s investor page.

A replay of the webcast will be available 1-2 hours after the end of the conference call via the webcast link.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies

Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven health care solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science

Solésence, LLC, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements

This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2022. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
	2021	2020

	(in thousands except share and per share data)
ASSETS

Current assets:
Cash	$657	$957
Trade accounts receivable, less allowance for doubtful accounts of $60
for December 31, 2021 and $9 for 2020	3,937	2,932
Inventories, net	6,095	4,340
Prepaid expenses and other current assets	910	606
Total current assets	11,599	8,835

Equipment and leasehold improvements, net	4,712	2,868
Operating leases, right of use	12,075	1,827
Other assets, net	8	10
	$28,394	$13,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, bank	$-	$500
Line of credit, related party	1,351	2,155
Current portion of long-term debt, related party	-	500
Current portion of finance lease obligations	105	177
Current portion of operating lease obligations	1,983	431
Accounts payable	3,566	2,126
Current portion of deferred revenue	783	411
Accrued expenses	946	484
Total current liabilities	8,734	6,784

Long-term portion of finance lease obligations	6	110
Long-term portion of operating lease obligations	10,306	1,651
Long-term debt, related party	1,000	-
Long-term convertible loan, related party	-	1,097
PPP Loan (SBA)	-	952
Long-term portion of deferred revenue	661	-
Asset retirement obligations	222	214
Total long-term liabilities	12,195	4,024

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized;
48,893,573 and 38,221,292 shares issued and outstanding on December 31, 2021
and December 31, 2020, respectively	489	382
Additional paid-in capital	104,423	102,117
Accumulated deficit	(97,447)	(99,767)
Total stockholders' equity	7,465	2,732
Total liabilities and shareholders' equity	$28,394	$13,540

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Years ended
	December 31,		December 31,
	(Unaudited)
	2021	2020	2021	2020
	(in thousands except share and per share data)
Revenue:
Product revenue	$7,354	$4,493	$29,325	$16,422
Other revenue	11	368	150	701
Net revenue	7,365	4,861	29,475	17,123

Operating expense:
Cost of revenue	6,197	3,300	20,785	11,133
Gross profit	1,168	1,561	8,690	5,990

Research and development expense	566	438	2,235	1,571
Selling, general and administrative expense	902	801	3,896	2,934
Income/(loss) from operations	(300)	322	2,559	1,485
Interest expense	(58)	(128)	(1,154)	(496)
Other income, net	-	-	952	-
Income/(loss) before provision for income taxes	(358)	194	2,357	989
Provision for income taxes	37	-	37	-
Net income/(loss)	$(395)	$194	$2,320	$989

Net income per share-basic	$(0.01)	$0.01	$0.05	$0.03

Weighted average number of basic shares outstanding	48,774,542	38,136,792	45,021,173	38,158,586

Net income per share-diluted	$(0.01)	$0.01	$0.05	$0.03

Weighted average number of diluted shares outstanding	48,774,542	38,218,542	47,039,173	38,545,586

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
	2021	2020	2021	2020
	(in thousands except share and per share data)
Revenue:
Product revenue, net	$7,354	$4,493	$29,325	$16,422
Other revenue	11	368	150	701
Net revenue	7,365	4,861	29,475	17,123

Operating expense:
Cost of revenue detail:
Depreciation	110	78	392	295
Non-Cash equity compensation	8	(6)	44	32
Other costs of revenue	6,079	3,228	20,349	10,806
Cost of revenue	6,197	3,300	20,785	11,133
Gross profit	1,168	1,561	8,690	5,990

Research and development expense detail:
Depreciation	9	10	37	42
Non-Cash equity compensation	21	16	94	59
Other research and development expense	536	412	2,104	1,470
Research and development expense	566	438	2,235	1,571

Selling, general and administrative expense detail:
Depreciation and amortization	7	6	25	21
Non-Cash equity compensation	7	38	22	104
Other selling, general and administrative expense	888	757	3,849	2,809
Selling, general and administrative expense	902	801	3,896	2,934
Income/(loss) from operations	(300)	322	2,559	1,485
Interest expense	(58)	(128)	(1,154)	(496)
Other income, net	-	-	952	-
Income/(loss) before provision for income taxes	(358)	194	2,357	989
Provision for income taxes	37	-	37	-
Net income/(loss)	$(395)	$194	$2,320	$989

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures)(Unaudited):
Addback Interest, net	58	128	1,154	496
Addback Depreciation/Amortization	126	94	454	358
Addback Non-Cash Equity Compensation	36	48	160	195
Addback Other Income, net	-	-	(952)	-
Addback Provision for Income Taxes	37	-	37	-

Adjusted EBITDA	$(138)	$464	$3,173	$2,038

COMPANY CONTACT:
Investor Relations
630-771-6736